Exhibit 10.2

ADMINISTRATION AND FUND SERVICES AGREEMENT

THIS ADMINISTRATION AND FUND SERVICES AGREEMENT (the “Agreement”) is made as of March 3, 2025, by and between LAGO Evergreen Credit, a Delaware statutory trust (including its successors and assigns, the “Fund”), BIP Capital, LLC, a Delaware limited liability company (the “Administrator”), and LAGO Asset Management, LLC, a Delaware limited liability company (the “Adviser”) (each a “Party” and, collectively, the “Parties”).

WHEREAS, the Fund is a statutory trust under Delaware law and intends to elect to be regulated as a BDC (as defined below) under the 1940 Act (as defined below);

WHEREAS, the Fund is authorized to issue Shares (as defined below) as of the date hereof and intends to continue issuing Shares after its election to be regulated as a BDC; and

WHEREAS, the Fund, the Administrator, and the Adviser desire to enter into an agreement pursuant to which the Administrator shall provide Services (as defined below) to the Fund in exchange for compensation, which shall be paid by the Adviser as described in Section 4 below.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.            Definitions In addition to any terms defined in the body of this Agreement, the following capitalized terms shall have the meanings set forth hereinafter whenever they appear in this Agreement:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“Administrator Recoupment Fee” shall mean an amount equal to 15% of the portion of the aggregate purchase price paid to the Adviser in connection an Adviser Change of Control Event deemed attributable to the Adviser’s management of the Fund, which portion shall be an amount equal to a fraction, the numerator of which shall equal the Fund’s gross asset value as of the date of consummation of the transaction resulting in an Adviser Change of Control Event and the denominator of which shall equal the Adviser’s total gross assets under management, including the Fund’s gross asset value (as calculated in accordance with the requirements of SEC Form ADV), as of the date of consummation of the transaction resulting in an Adviser Change of Control Event.

“Adviser Change of Control Event” shall mean any transaction effecting the sale of all or substantially all of the equity and/or assets of the Adviser resulting in a change of control of the Adviser.

“Authorized Person” shall mean any individual who is authorized to provide the Administrator with Instructions and requests on behalf of the Fund, whose name shall be certified to the Administrator from time to time pursuant to this Agreement. Any officer of the Fund authorized by the Board to be an Authorized Person shall be considered an Authorized Person (unless such authority is limited in a writing from the Fund and received by the Administrator) and has the authority to appoint additional Authorized Persons, to limit or revoke the authority of any previously designated Authorized Person, and to certify to the Administrator the names of the Authorized Persons from time to time.

“BDC” shall mean a business development company, as defined in Section 2(a)(48) of the 1940 Act.

“BIP Technologies” shall mean the Administrator’s technology platforms for fund management and administration, including JFM.

“Board” shall mean the board of trustees of the Fund.

“Cause Event” shall mean the occurrence of any of the following: (i) an uncured material breach of this Agreement by a Party that materially frustrates the purpose of this Agreement or causes material harm to the other Party or its reputation; (ii) the criminal conviction (including a plea of no contest) in a court of competent jurisdiction by a final non-appealable judgment of (1) a crime punishable by two or more years in jail, (2) any felony or violation of U.S. securities laws or (3) fraud (including securities fraud), misappropriation or embezzlement; (iii) the entering by a court of competent jurisdiction of a permanent injunction that has the effect of prohibiting the Party from performing under this Agreement; (iv) a material loss suffered by, adverse impact on or reputational harm incurred by a Party due to the bad faith, gross negligence, willful misconduct or another intentional act or omission of another Party; (v) the bankruptcy, insolvency or assignment for the benefit of creditors of a Party; or (vi) such other Party’s failure to maintain the necessary, proper or required licenses or approvals to perform its services hereunder.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Competing BDC” shall mean any BDC with a primary investment strategy of originating or otherwise providing first lien, senior secured loans to companies with annual revenues of $10 million to $250 million.

“Instructions” shall mean an oral communication from an Authorized Person or a written communication signed by an Authorized Person and actually received by the Administrator. Instructions shall include manually executed originals, telefacsimile transmissions of manually executed originals or electronic communications.

“Investor Records” shall mean the name and contact information of each Shareholder of the Fund.

“Memorandum” shall mean the current confidential private placement memorandum with respect to the Fund (including any applicable amendments and supplements thereto) actually received by the Administrator from the Fund with respect to which the Fund has indicated a Registration Statement has become effective under the 1940 Act.

“Net Equity” shall mean, for any period, the sum of the aggregate par value of the Shares issued and outstanding, the Fund’s paid-in-capital in excess of such aggregate par value and the Fund’s total distributable earnings for such period.

“Organizational Documents” shall mean the certificate of formation, operating, charter, bylaws and/or other similar organizational or governance documents of the Fund, as the case may be, as the same may be amended from time to time.

“Registration Statement” shall mean any registration statement at any time now or hereafter filed with the Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been or will be filed with the Commission.

“Services” shall mean the administration and fund services described on Schedule A hereto and such additional services as may be agreed to by the Parties from time to time and set forth in an amended Schedule A.

“Shares” shall mean shares of beneficial interest of the Fund as may be issued from time to time under Delaware law.

“Shareholder” shall mean a record owner of Shares of the Fund.

2.            Appointment and Services

(a)       The Fund hereby appoints the Administrator as administrator and fund accountant of the Fund and hereby authorizes the Administrator to provide Services during the term of this Agreement and on the terms set forth herein. Subject to the oversight of the Board and utilizing information provided by the Fund and its current and prior agents and service providers, the Administrator will provide the Services in accordance with the terms of this Agreement. Notwithstanding anything herein to the contrary, the Administrator shall not be required to provide any Services or information that it believes, in its sole, reasonable discretion, to represent dishonest, unethical or illegal activity. In no event shall the Administrator provide any investment advice or recommendations to any party in connection with its Services hereunder.

(b)       The Administrator may, from time to time, in its reasonable discretion, appoint one or more other parties to carry out some or all of its responsibilities under this Agreement, provided that the Administrator shall remain responsible to the Fund for all such delegated responsibilities in accordance with the terms and conditions of this Agreement, in the same manner and to the same extent as if the Administrator were itself providing such Services.

(c)       The Administrator’s duties shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Services do not include correcting, verifying or addressing any prior actions or inactions of the

Fund or by any other current or prior agent or service provider. To the extent the Administrator agrees to take such actions, those actions taken shall be deemed part of the Services.

(d)       The Fund shall approve, in good faith, the procedures for determining the fair value of its portfolio securities. The Fund shall determine or obtain the valuation of the securities in accordance with those procedures and shall deliver to the Administrator the resulting prices for use in its calculation of net asset values. It is understood that, in determining securities valuations, the Fund shall employ one or more third-party pricing service providers to determine valuations of portfolio securities for purposes of calculating net asset values of the Fund. The Fund shall identify to the Administrator the third-party pricing service provider(s) that it utilizes and the Administrator shall reasonably cooperate with such service provider(s) to facilitate valuation determinations. If requested by the Fund, the Administrator may price certain securities and other holdings of the Fund.

For securities valuations provided to the Administrator by the Fund, the Fund assumes all responsibility for edit checking, external verification of valuations, and, ultimately, the appropriateness of using data containing valuations, regardless of any efforts made by the Administrator and its suppliers in this regard.

(e)       The Fund and the Adviser acknowledge and agree that in the performance of certain Services by the Administrator, including managing certain investor communications, the Administrator shall utilize the Adviser’s internet domain, including any email addresses on such domain. The Fund and the Adviser acknowledge and agree that the Administrator is not, and will not become by virtue of this Agreement, the administrator of the Adviser’s internet domain and the Adviser shall remain solely responsible for the maintenance of its information technology infrastructure, including all domain configurations, and for its compliance with all applicable laws, rules and regulations related to such information technology infrastructure. In the event the Adviser changes its internet domain configuration, the Administrator’s ability to perform certain Services through its use of such domain will be impacted. The Adviser and the Fund acknowledge and agree that the Administrator’s use of the Adviser’s internet domain as described herein presents certain risks to the Adviser and the Fund, including the blacklisting of the Adviser’s domain due to increased email volume. The Adviser and the Fund agree that the scope of the Administrator’s liability for its use of the Adviser’s internet domain shall only be as set forth in Section 6.

(f)       Subject to the terms of Section 8, and where applicable, the Administrator further agrees to preserve, for the periods prescribed by Rule 31a-2 under the 1940 Act, the records described in Schedule A, which are maintained by the Administrator for the Fund. To the extent required by Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that all records that it maintains for the Fund hereunder, including, for the avoidance of doubt, any Investor Records, are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund’s request to the extent permitted under applicable law.

(g)       Any resolution passed by the Board that affects accounting practices and procedures under this Agreement shall be effective upon written receipt of notice and acceptance by the Administrator.

3.            Representations and Deliveries

(a)       The Fund shall deliver or cause the following documents to be delivered to the Administrator:

(i)       A copy of the Organizational Documents and all amendments thereto, certified by a duly authorized person of the Fund;

(ii)      Copies of the Fund’s Registration Statement and any amendments thereto, together with any applications filed in connection therewith;

(iii)      All other documents, records, and information that the Administrator may reasonably request in order for the Administrator to perform the Services hereunder.

(b)       The Fund represents and warrants to the Administrator that:

(i)       It is duly organized and existing under the laws of the State of Delaware; it is authorized and empowered under applicable laws and by its operational documents to enter into and perform this Agreement; and all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(ii)      The Fund intends to elect to be regulated as a BDC under the 1940 Act and a Registration Statement on Form 10 under the 1934 Act will be filed by the Fund with the Commission on or prior to the date of such election.

(iii)      It will conduct its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained (or will timely obtain) all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its operational documents or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

(c)       The Fund shall cause its officers and trustees, and shall use its best efforts to cause its legal counsel, independent accountants, transfer agent, custodian, distributor, and other service providers and agents, past or present, to cooperate with the Administrator and to provide the Administrator with such information, documents, and communications relating to the Fund as necessary and/or appropriate or as reasonably requested by the Administrator, in order to enable the Administrator to perform the Services. In connection with the performance of the Services, the Administrator shall (without investigation or verification) be entitled and is hereby instructed to, rely upon any and all Instructions, communications, information or documents provided to the Administrator by a representative of the Fund or by any of the aforementioned persons. The Administrator shall be entitled to rely on any document that it reasonably believes to be genuine and to have been signed or presented by the proper party. Fees charged by such persons shall be an expense of the Fund. The Administrator shall not be held to have notice of any change of authority of any trustee, officer, agent, representative or employee of the Adviser, the Fund or any service provider until receipt of written notice thereof from the Fund.

(d)       The Board and the Adviser have and retain primary responsibility for all compliance matters relating to the Fund, including, but not limited to, compliance with the 1940 Act, the Internal Revenue Code of 1986, as amended, the USA PATRIOT Act of 2001, the Sarbanes-Oxley Act of 2002, and the policies and limitations of the Fund relating to its portfolio investments. The Administrator’s monitoring services and other functions hereunder shall not relieve the Board and the Adviser of their primary day-to-day responsibility for assuring such compliance. Notwithstanding the foregoing, the Administrator will be responsible for its own compliance with such statutes insofar as such statutes are applicable to the Services it has agreed to provide hereunder and will promptly notify the Fund if it becomes aware of any non-compliance related to the Fund. The Administrator shall provide the Fund with quarterly and annual certifications (on a calendar basis) with respect to the design and operational effectiveness of its compliance and procedures.

(e)       The Fund will notify the Administrator of any discrepancy in the respective records related to the Fund and its operations between the Administrator and the Fund, including, but not limited to, failing to account for an investment in the Fund’s portfolio, upon the later to occur of: (i) three (3) business days after receipt of any reports rendered by the Administrator to the Fund; (ii) three (3) business days after discovery of any error or omission not covered in the balancing or control procedure; or (iii) three (3) business days after receiving notice from any Shareholder regarding any such discrepancy.

(f)       The Fund agrees that it shall advise the Administrator in writing at least thirty (30) days prior to affecting any proposed change in the Memorandum that would increase or alter the duties and obligations of the Administrator hereunder and shall proceed with such change only if it shall have received the written consent of the Administrator thereto.

(g)       The Administrator represents and warrants to the Fund that:

(i)       It is a limited liability company duly organized and existing under the laws of the State of Delaware; it is empowered under applicable law and by its certificate of formation and operating agreement enter into and perform this Agreement; and all requisite proceedings have been taken to authorize it to enter into and perform this Agreement.

(ii)      It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained (or will timely obtain) all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its operating documents or any contract binding it or affecting its prope1iy which would prohibit its execution or performance of this Agreement. Its execution, delivery or performance of this Agreement will not conflict with or violate (a) any provision of the organizational or governance documents of the Administrator or (b) any law applicable to the Administrator.

(iii)     The Administrator shall maintain a disaster recovery and business continuity plan and adequate and reliable computer and other equipment necessary and appropriate to carry out its obligations under this Agreement. Upon the Fund’s reasonable request, the Administrator shall provide supplemental information concerning the aspects of its disaster recovery and business continuity plan that are relevant to the Services.

(iv)     It has and will continue to have access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement in accordance with industry standards.

(h)       The Administrator shall act as liaison with a Fund’s independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules. The Administrator shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such auditors and accountants in a timely fashion for the expression of their opinion, as required by the Fund.

(i)       The Administrator agrees to comply (and to the extent the Administrator takes or is required to take action on behalf of the Fund hereunder shall cause the Fund to comply) with all applicable law, as well as all investment restrictions, policies, and procedures adopted by the Fund. Except as set forth in this Agreement, the Administrator assumes no responsibility for such compliance by the Fund. The Administrator shall maintain, at all times, a program reasonably designed to prevent violations by the Administrator of the federal securities laws (as defined in Rule 38a-1 under the 1940 Act) with respect to the Services provided.

4.            Fees and Expenses

(a)       Fees. As compensation for the Administrator’s platform development, onboarding of the Fund and the performance of the Services, the Adviser agrees to pay the Administrator an aggregate annual fee equal to fifteen percent (15%) of any management fees and any incentive-based compensation paid to the Adviser by the Fund during the applicable term (“Fees”). Fees may be adjusted as agreed to by the parties from time to time. Fees shall be earned and paid quarterly in an amount equal to one-fourth (1/4th) of the annualized amount of such Fees. The Parties may amend this Agreement to include fees for any additional services requested by the Fund or enhancements to current Services.

(b)       Expenses. The Administrator will bear all overhead expenses incurred by it in connection with its performance of Services. As the Administrator and the Adviser may mutually agree, the Administrator may incur certain extraordinary expenses on behalf of the Fund for services beyond the scope of the Services, which expenses will be allocated to and borne by the Fund. The Administrator agrees that any expenses it incurs to engage a capital introduction firm or placement agent to raise capital for the Fund prior to the Fund accumulating $300 million in Net Equity will be borne by the Administrator. The Administrator shall not be required to pay or finance, and the Fund shall be required to directly bear, any costs and expenses incurred in the operation of the Fund, including, but not limited to: taxes; interest; brokerage fees and commissions; salaries, fees and expenses of officers, trustees and employees of the Fund; Commission fees; advisory fees; charges of custodians, transfer agents, dividend disbursing and accounting services agents and other service providers; security pricing services; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of corporate existence; taxes and fees payable to federal, state, and other governmental agencies; preparation, typesetting, printing, proofing and mailing of Memoranda, statements of additional information, supplements, notices, forms and applications and proxy materials for regulatory purposes and for distribution to current Shareholders; preparation, typesetting, printing, proofing and mailing and other costs of Shareholder reports; expenses in connection with the electronic transmission of documents and information, including electronic filings with the Commission and the states; research and statistical data services; expenses incidental to holding meetings of the Shareholders and trustees; fees and expenses associated with internet, e-mail and other related activities; and extraordinary expenses. Expenses incurred for distribution of Shares, including the typesetting, printing, proofing and mailing of copies of the Memorandum for persons who are not Shareholders, will be borne by the Fund, except for such expenses permitted to be paid under a distribution plan adopted in accordance with applicable laws.

(c)       Costs and expenses of the Administrator that are eligible for reimbursement hereunder will be reasonably allocated on the basis of time spent, assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods determined by the Administrator. Each of the Fund and the Adviser, as applicable, agrees to pay all amounts due hereunder within thirty (30) days of receipt of each invoice (the “Due Date”). The Administrator shall bill reimbursable expenses as incurred (unless prepayment is requested by the Administrator). The Administrator may, at its option, arrange to have various service providers submit invoices directly to the Fund or the Adviser, as applicable, for payment of reimbursable expenses.

(d)       Each of the Fund and the Adviser is aware that its failure to remit to the Administrator all amounts due on or before the Due Date may cause the Administrator to incur costs not contemplated by this Agreement, including, but not limited to, carrying, processing and accounting charges. It is the responsibility of the Fund and/or the Adviser, as applicable, to remit payment on all amounts due on or before the Due Date. However, in the event that the Administrator, as a results of the fault of others, does not receive any amounts due hereunder by ninety (90) days past the Due Date, the Fund or the Adviser, as applicable, agrees to pay a late charge on the amount overdue equal to one and one-half percent (1.5%) per month or the maximum amount permitted by law, whichever is less. In addition, the Fund or the Adviser, as applicable, shall pay the Administrator’s reasonable attorney’s fees and court costs in any amounts due the Administrator in the event that an attorney is engaged to assist in the collection of amounts due. Acceptance of such late charge shall in no event constitute a waiver by the Administrator of the Fund or the Adviser’s default or prevent the Administrator from exercising any other rights and remedies available to it.

(e)       In the event that any charges are disputed, the Fund or the Adviser, as applicable, shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify the Administrator in writing of any disputed charges for expenses that it is disputing in good faith. The Administrator shall, upon receipt of such notice, provide the Fund or the Adviser, as applicable, with documentation that reasonably supports the disputed charges. Payment for such disputed charges shall be due on or before the close of the fifth (5th) business day after the day on which the parties come to an agreement with respect to such disputed charges (the “Revised Due Date”).

(f)       Each of the Fund and the Adviser acknowledges that the fees charged by the Administrator under this Agreement reflect the allocation of risk between the parties, including the exclusion of remedies and limitations of liability in Section 6. Modifying the allocation of risk from what is stated herein would affect the fees that the Administrator charges. Accordingly, in consideration of those fees, each of the Fund and the Adviser agrees to the allocation of risk as reflected by the exclusion of remedies and limitations of liability in Section 6.

5.            Confidential Information

(a)       The Administrator agrees, on behalf of itself and its employees, to treat confidentially and as proprietary information of the Fund all records relative to the Fund’s investors, not to use such records and information for any purpose other than performance of the Services, and not for its own benefit or the benefit of others and not to disclose such information except where the Administrator may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or court process, when subject to governmental or regulatory audit or investigation, or when so requested by the Fund. In case of any requests or demands for inspection of the records of the Fund, the Administrator will endeavor to notify the Fund promptly and to secure instructions from a representative of the Fund as to such inspection, unless prohibited by law from making such notification. Records and information which have become known to the public through no wrongful act of the Administrator or any of its employees, agents or representatives, and information which was already in the possession of the Administrator prior to the date hereof, shall not be subject to this Section. The Administrator represents and warrants that it shall take and maintain adequate physical, electronic and procedural safeguards in connection with any use, storage, transmission, duplication or other process involving or derived from the Fund and its investors whether such storage, transmission, duplication or other process is by physical or electronic medium (including use of the internet).

(b)       In connection with the Administrator’s provision of the Services, the Fund may have access to and become acquainted with confidential proprietary information of the Administrator, including, but not limited to (i) client identities and relationships, compilations of information, records and specifications; (ii) data or information that is competitively sensitive material and not generally available to the public; (iii) confidential or proprietary concepts, documentation, reports, or data; (iv) information regarding the Administrator’s information security program; and (v) anything designated as confidential (collectively, “Administrator Confidential Information”). Neither the Fund, nor any of its officers, employees or agents shall disclose any of the Administrator Confidential Information, directly or indirectly, or use the Administrator Confidential Information in any way, for its own benefit or for the benefit of others, either during the term of this Agreement or at any time thereafter, except as required in the course of performing the duties of each party under this Agreement. The term “Administrator Confidential Information” does not include information that (1) becomes or has been generally available to the public other than as a result of disclosure by the receiving party; (2) was available to the receiving party on a non-confidential basis prior to its disclosure by the disclosing party or any of its affiliates; or (3) independently developed or becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or its affiliates or (4) information relating to potential Fund investors with which the Fund has engaged regarding an investment in the Fund or actual investors in the Fund (e.g., Investor Records) in each case that is provided by the Administrator to the Fund. The Fund represents and warrants that it shall take and maintain adequate physical, electronic and procedural safeguards in connection with any use, storage, transmission, duplication or other process involving or derived from the Administrator Confidential Information whether such storage, transmission, duplication or other process is by physical or electronic medium (including use of the internet).

(c)       The provisions of this Section 5 will survive termination of this Agreement and will inure to the benefit of the parties and their successors and assigns.

6.            Limitation of Liability

(a)       The Administrator shall exercise due care in good faith and in accordance with reasonable commercial standards in discharging its duties hereunder. Notwithstanding anything to the contrary in this Agreement, the Administrator shall be liable to the Adviser and Fund for all losses, damages, and reasonable costs and expenses suffered or incurred by the Adviser and the Fund resulting from the bad faith, gross negligence, fraud, reckless disregard on the part of the Administrator in the performance of its duties and obligations under this Agreement, uncured material breach of this Agreement or willful misconduct of the Administrator. Subject to the foregoing, the Administrator shall not be liable for: (i) any action reasonably taken or omitted to be taken in accordance with or in reasonable reliance upon written Instructions, communications, data, documents or information (without investigation or verification) received by the Administrator from an duly authorized officer or representative of the Fund, or from any Authorized Person; (ii) any action taken or omission by the Fund, any Authorized Person or any past or current service provider; or, (iii) its reliance on the security valuations without investigation or verification provided by pricing service(s), the Adviser or representatives of the Fund.

(b)       Notwithstanding anything herein to the contrary, each party hereto will be excused from its obligation to perform any Service or obligation required of it hereunder for the duration that such performance is prevented by events beyond its reasonable control and shall not be liable for any default, damage, loss of data or documents, errors, delay or any other loss whatsoever caused thereby. The Administrator will, however, take all commercially reasonable steps to minimize service interruptions for any period that such interruption continues beyond its reasonable control.

(c)       In no event and under no circumstances shall the Indemnified Parties (as defined below) be liable to anyone, including, without limitation, the other party, under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of this Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.

(d)       The obligations of the parties under Section 6 shall indefinitely survive the termination of this Agreement.

7.            Indemnification

(a)       The Adviser agrees to indemnify and hold harmless the Administrator and its affiliates and their respective officers, directors, partners, members, shareholders, employees, agents and each other entity or person, if any, controlling the Administrator or any of its affiliates (collectively, the “Administrator Indemnified Parties”) from and against any and all claims, demands, actions, and suits, and from and against any and all judgments, liabilities, losses, damages, costs, charges, fees, penalties, and other expenses (excluding attorney’s fees) of every nature and character (“Claims”) that may be asserted against or incurred by any Administrator

Indemnified Party or for which any Administrator Indemnified Party may be held liable, arising out of or in any way relating to the occurrence of a Cause Event with respect to the Adviser.

(b)       The Administrator agrees to indemnify and hold harmless the Fund, the Adviser and their affiliates and their respective officers, directors, partners, members, shareholders, employees, agents and each other entity or person, if any, controlling the Fund and Adviser or any of its affiliates (collectively, the “Adviser Indemnified Parties”) from and against any and all Claims that may be asserted against or incurred by any Adviser Indemnified Party or for which any Adviser Indemnified Party may be held liable, arising out of or in any way relating to the occurrence of a Cause Event with respect to the Administrator.

(c)       The obligations of the Parties under this Section 7 shall indefinitely survive the termination of this Agreement. This agreement of indemnity will inure exclusively to each Party entitled to indemnification hereunder and their estates and successors.

8.            Term; Termination

(a)       Term. This Agreement shall become effective as of the date hereof and shall continue in effect until terminated in accordance with this Section 8.

(b)       Termination for Cause Event. This Agreement may be terminated by a Party upon thirty (30) days’ prior written notice to the other Parties following the occurrence of a Cause Event with respect to one or more of the other Parties.

(c)       Termination for Abandonment. This Agreement may be terminated by the Fund upon thirty (30) days’ prior written notice to the Administrator upon the voluntary cessation by the Administrator of the performance of Services under this Agreement, which cessation shall result from the Administrator’s continuing failure to use its best efforts to perform the Services.

(d)       Termination for Sub-Scale Event. This Agreement may be terminated by the Fund upon thirty (30) days’ prior written notice to the Administrator following (i) the failure of the Fund to accumulate at least $300 million in Net Equity on or prior to the fifth (5th) anniversary of the date of commencement of operations of the Fund or (ii) after the accumulation of least $300 million in Net Equity on or prior to the fifth (5th) anniversary of the date of commencement of operations of the Fund, the failure of the Fund to maintain at least an average of $300 million in Net Equity during any twelve (12) month fiscal year immediately following the fifth (5th) anniversary of the date of commencement of operations of the Fund, based on the average of the month-end Net Equity balances during such 12-month period.

(e)       Automatic Termination. This Agreement shall automatically terminate upon the dissolution of the Fund, the failure of the Adviser to continue to serve as an investment adviser to the Fund or the occurrence of an Adviser Change of Control Event.

(f)       Mutual Agreement to Terminate. This Agreement may be terminated at any time by mutual written agreement among the Parties.

(g)       Expenses: Continuation of Fees: Administrator Recoupment Fee. Upon the termination of this Agreement pursuant to this Section 8, any accrued Fees and/or reimbursable expenses hereunder shall be immediately due and payable to the Administrator. Upon the termination of this Agreement pursuant to Section 8(b) (for the occurrence of a Cause Event with respect to the Fund or the Adviser), Section 8(d) or Section 8(f), the Administrator shall have a continuing entitlement to, and shall continue to be paid by the Adviser, the Fees in accordance with Section 4. Upon the termination of this Agreement pursuant to Section 8(e) (for the occurrence of an Adviser Change of Control Event), the Adviser shall pay to the Administrator, within thirty (30) days of the consummation of the transaction resulting in an Adviser Change of Control Event, an amount equal to the lesser of (i) the Administrator Recoupment Fee and (ii) $4 million.

(h)       Any termination by the Fund pursuant to this Section 8 shall be approved by a majority of the trustees on the Board.

(i)        Notwithstanding anything herein to the contrary, upon the termination of the Agreement pursuant to this Section 8, the Administrator shall deliver the records of the Fund to the Fund or its successor service provider at the expense of the Fund in a form that is consistent with the Administrator’s applicable license agreements; thereafter, the Fund or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations. The Fund shall be responsible for all expenses associated with the movement (or duplication) of records and materials and conversion thereof to a successor service provider, including all reasonable trailing expenses incurred by the Administrator.

(j)        The termination of this Agreement will have no effect on other rights of the Administrator, the Advisor or the Fund under law, equity or otherwise.

9.            Power of Attorney

The Fund hereby grants to the Administrator the limited power of attorney on behalf of the Fund to sign documents in connection with the performance of Services under this Agreement.

10.          Miscellaneous

(a)       Exclusivity. The Parties agree that, during the term of this Agreement and for a period of twelve (12) months from delivery of notice of the termination of this Agreement pursuant to Section 8(d) or Section 8(f), (i) the Adviser shall not manage, sponsor or otherwise maintain a financial stake in any Competing BDC and (ii) the Administrator shall not provide the services described herein to or manage, sponsor or otherwise maintain a financial stake in any Competing BDC.

(b)       Adviser’s Allocation Policy. For so long as the Adviser continues to serve as an investment adviser to the Fund, including following the termination of this Agreement pursuant to Section 8(b), Section 8(c), Section 8(d) or Section 8(f), the Adviser shall at all times maintain and comply with an appropriate allocation policy covering the Fund that is reasonably designed to ensure the fair and equitable allocation of suitable investment opportunities to the Fund over time, including by requiring a pro rata allocation of suitable investment opportunities to the Fund based on the Fund’s available investable capital (as measured against available investable capital for other relevant investment vehicles managed by the Adviser), subject to any applicable regulatory requirements imposed on the Adviser as a registered investment adviser and any self-regulating restrictions, such as restrictions regarding prohibited industries, concentration limits and other suitability constraints that the Adviser reasonably deems appropriate or necessary for the Fund.

(c)       Any notice required or permitted to be given by a Party to another under this Agreement shall be in writing and shall be deemed to have been given when received by the other Party as set forth below. Such notices shall be sent to the addresses listed below or to such other location as a Party may from time to time designate in writing:

If to the Fund:	LAGO Evergreen Credit c/o LAGO Asset Management, LLC 10 S. Wacker Dr., Suite 3540 Chicago, IL 60606 Attention: Tim Gottfried

If to the Adviser:	LAGO Asset Management, LLC 10 S. Wacker Dr., Suite 3540 Chicago, IL 60606 Attention: Tim Gottfried

If to the Administrator:	BIP Capital, LLC 3575 Piedmont Rd NE Bldg. 15, Ste 730 Atlanta, GA 30305 Attention: Mark Buffington

If notice is sent by electronic delivery, it shall be deemed to have been given immediately (contingent upon confirmed receipt by the intended recipient). If notice is sent by first-class mail, it shall be deemed to have been given five (5) days after it has been mailed. If notice is sent by messenger or personal delivery, it shall be deemed to have been given on the day it is delivered. If notice is sent by recognized overnight carrier (postage prepaid), it shall be deemed to have been given on the day it is delivered by such carrier.

(d)       Except as provided to the contrary herein, this Agreement may not be amended or modified in any manner except by a written agreement executed by the Administrator or the Fund with the formality of this Agreement.

(e)       This Agreement shall be governed by Delaware law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which is determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the Parties shall in good faith modify or substitute such provision consistent with the original intent of the Parties.

(f)       This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement, but such counterparts shall, together, constitute but one and the same instrument. The facsimile signature of any Party to this Agreement shall constitute the valid and binding execution hereof by such Party.

(g)       The services of the Administrator hereunder are not deemed to be exclusive. The Administrator may render administration and fund accounting services and any other services to others, including other investment companies.

(h)       The captions in the Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(i)        This Agreement is executed by the Adviser on behalf of itself and the Fund, and the Adviser represents that it is duly authorized to act on behalf of the Fund.

(j)        This Agreement and the Schedules incorporated herein constitute the full and complete understanding and agreement of the Administrator and the Fund and supersedes all prior negotiations, understandings, and agreements with respect to fund accounting and administration services.

(k)       Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the Parties hereto, and any actions taken or omitted by any Party hereunder shall not affect any rights or obligations of any other Party hereunder.

(l)        The Administrator shall retain all right, title, and interest in any and all computer programs, screen formats, report formats, procedures, data bases, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, trade secrets, trademarks and other related legal rights provided, developed or utilized by the Administrator in connection with the Services provided by the Administrator to the Fund hereunder; provided, however, nothing herein shall grant any right, title to or interest in any intellectual property, including any of their trade secrets, trademarks, tradenames or other legal rights, of the Adviser or the Fund to the Administrator, which shall remain the sole and exclusive property of the Adviser or the Fund, as applicable.

(m)      This Agreement shall extend to and shall be binding upon the Parties hereto and their successors. This Agreement shall not be assignable by any Party, for the avoidance of doubt, other than the successors of the Parties, without the written consent of the other Parties.

(n)       The person signing below represents and warrants that he/she is duly authorized to execute this Agreement on behalf of the Party on whose behalf such person is signing.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by a duly authorized person as of the day, month and year first above written.

LAGO EVERGREEN CREDIT
By: LAGO Asset Management, LLC, its Adviser

By: /s/ Tim Gottfried
Title: Tim Gottfried
Title: CEO and CIO
Date: 4/1/2025

LAGO ASSET MANAGEMENT, LLC

By: /s/ Tim Gottfried
Name: Tim Gottfried
Title: CEO and CIO
Date: 4/1/2025

BIP CAPITAL, LLC

By: /s/ Mark Buffington
Name: Mark Buffington
Title: Founder and CEO
Date: 4/1/2025

Schedule A

SERVICES

Subject to the oversight of, and utilizing information provided by the Fund and the Fund’s agents, the Administrator will provide the following services:

Fund Offering: The Administrator will work with legal counsel to prepare the Fund offering documents, including the Form 10 Registration Statement, and prepare the board book materials for the Fund’s organizational meeting in connection with its election to be regulated as a BDC.

Fund Accounting and Financial Reporting: The Administrator will handle all aspects of fund accounting, including maintaining the general ledger, preparing financial statements, and calculating net asset value (“NAV”) per Share. The Administrator will prepare and file periodic financial reporting with the Commission, including forms 10-Q, 10-K, and 8-K, as needed and coordinate with the financial printer to submit filings to EDGAR. The Administrator will provide financial reporting to investors, including quarterly and annual financial statements and quarterly investor statements. The Fund’s investment team will have primary responsibility for debt and equity valuations with support from the Administrator.

Loan Servicing: The Administrator will on-board new loans and process loan disbursements in accordance with Fund-prepared fund flow. The Administrator will prepare monthly loan statements and administer/reconcile borrower payments. The Fund will retain responsibility for special asset management.

Board Governance: The Administrator will assist with the preparation of Board meeting materials for all Board meetings and ensure that all required Board activities and corporate actions are completed timely.

Investor Services: The Administrator will provide a range of investor services, including investor onboarding, distributions, and investor reporting. The Administrator’s online portal provides a best-in-class experience for investment advisers and investors where the entire subscription process is completely online and extremely streamlined. The Administrator will work with the Fund’s transfer agent to ensure that investor documents are complete and accurate and investors are eligible under Commission regulations to invest in the Fund. The Administrator will work closely with the Fund to ensure that all investor communications are timely, accurate, and informative.

Fundraising: The Administrator will oversee the fundraising activities of the Fund, which will be executed by third parties, which are governed by separate legal documents.

Compliance: The Administrator will provide compliance support to the Fund, coordinating with the Fund and the Fund’s chief compliance officer to ensure that the Fund’s compliance regime is best in class and the Fund fully complies with applicable regulations and reporting requirements, including the 1940 Act, the 1933 Act, and the 1934 Act. Such compliance regime will be closely aligned with the Administrator’s compliance policies and procedures. The Administrator will also assist with preparing and filing Form ADV and Form PF, as required.

Tax Reporting: The Administrator will work with tax accountants to prepare and file required tax returns and provide timely tax forms to investors, including support for tax-related queries from investors. The Administrator will also perform required testing to ensure that the Fund maintains compliance with the applicable tax rules to qualify as a regulated investment company.

Audit Support: The Administrator will prepare financial statements and schedules for audits and coordinate with external auditors.

Technology and Data Management: The Administrator will use industry-leading technology to support its fund administration services, including secure data storage and reporting platforms.

External Vendors: The Administrator will manage third party vendors engaged by the Fund, including transfer agents, custodians, IRA custodians, valuation experts, audit and tax professionals and legal counsel.